UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

March 23, 2010

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

3509 Auburn Rd.

Auburn Hills, MI 48326

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 844-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 4.02. Non–Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review.

This is an amendment of the report filed on Form 8-K on March 10, 2010.   We are amending this report to clarify the language on the accounting treatment changes related to the factoring of the accounts receivable on March 30, 2009.

1.

Change in accounting treatment.

Effective March 10, 2010, the Company changed the accounting treatment for the transaction that took place on March 30, 2009, when the account receivable of $700,000 was factored to Capital Partners-Plus, LLC. The Company received $560,000 from Capital Partners-Plus, LLC.  In addition $14,000 of fees were charged during March 2009 and $21,000 of fees/interest per month thereafter on the unpaid balance of $700,000. This transaction was treated as a sale of the receivable with recourse, however after a careful review; we have decided that such transaction should be treated as a secured borrowing.

The Company will amend its reports on Form 10-Q for the quarters March 31, 2009, June 30, 2009 and September 30, 2009 to reflect such change in accounting treatment.  This change will have the following impact on the March 31, 2009, June 30, 2009 and September 30, 2009   balance sheets: accounts receivable will increase by $574,000 and short-term liabilities will also increase by $574,000.  In addition, statements of cash flows for March 31, 2009, June 30, 2009 and September 30, 2009 will reflect the $560,000 of secured borrowing proceeds in the financing activities section.

Management discussed this matter with the independent accountants and they have agreed to such accounting changes.

2.

Material change anticipated in the initial purchase price allocation.

The Company anticipates having a material change in the allocation of the September 15, 2008 purchase price of the two subsidiaries Advanced Digital Components, Inc and Global Tech International, Inc.  We will conduct an appraisal of our intangible assets and we anticipate that their fair value will be higher than their carrying value in the books.  Currently, we have allocated approximately $16 million to goodwill.  After the appraisal of the intangible assets is conducted, we expect to reclassify a material amount from goodwill to the intangible assets. This will cause goodwill to decrease and total intangible assets to increase by the same amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2010

                                                                                      LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

Thomas W. Itin,

                                                                                    President & CEO